EXHIBIT 99.1

Zoetis Reports Fourth Quarter and Full Year 2020 Results

•For Fourth Quarter 2020, Zoetis Reports Revenue of $1.8 Billion, Growing 8%, and Net Income of $359 Million, or $0.75 per Diluted Share, on a Reported Basis
◦Reports Adjusted Net Income of $438 Million, or Adjusted Diluted EPS of $0.91, for Fourth Quarter 2020
◦Delivers 9% Operational Growth in Revenue and 3% Operational Growth in Adjusted Net Income for Fourth Quarter 2020
•For Full Year 2020, Zoetis Reports Revenue of $6.7 Billion, Growing 7%, and Net Income of $1.6 Billion, or $3.42 per Diluted Share, on a Reported Basis
◦Reports Adjusted Net Income of $1.8 Billion, or Adjusted Diluted EPS of $3.85 for Full Year 2020
◦Delivers 9% Operational Growth in Revenue and 10% Operational Growth in Adjusted Net Income for Full Year 2020
•Provides Full Year 2021 Revenue Guidance of $7.400 - $7.550 Billion, with Diluted EPS of $4.02 - $4.14 on a Reported Basis, or $4.36 - $4.46 on an Adjusted Basis

PARSIPPANY, N.J. - Feb. 16, 2021 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the fourth quarter and full year 2020 and provided full year guidance for 2021.

The company reported revenue of $1.8 billion for the fourth quarter of 2020, which was an increase of 8% compared with the fourth quarter of 2019. Net income for the fourth quarter of 2020 was $359 million, or $0.75 per diluted share, compared with $384 million, or $0.80 per diluted share, in the fourth quarter of 2019.

Adjusted net income1 for the fourth quarter of 2020 was $438 million, relatively flat compared with the fourth quarter of 2019, or $0.91 per diluted share, a decrease of 1%. Adjusted net income for the fourth quarter of 2020 excludes the net impact of $79 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the fourth quarter of 2020, excluding the impact of foreign exchange, increased 9% compared with the fourth quarter of 2019. Adjusted net income for the fourth quarter of 2020 increased 3% operationally, excluding the impact of foreign exchange.

1 |

For full year 2020, the company reported revenue of $6.7 billion, an increase of 7% compared with full year 2019. Net income for full year 2020 was $1.6 billion, or $3.42 per diluted share, an increase of 9% and 10%, respectively.

Adjusted net income for full year 2020 was $1.8 billion, or $3.85 per diluted share, an increase of 5% and 6%, respectively. Adjusted net income for full year 2020 excludes the net impact of $206 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational basis, revenue for full year 2020 increased 9%, excluding the impact of foreign exchange. Adjusted net income for full year 2020 increased 10% operationally, excluding the impact of foreign exchange.
EXECUTIVE COMMENTARY
“In 2020, Zoetis delivered another year of strong growth and market leadership thanks to our diverse and durable portfolio, our commitment to continuous innovation and the essential nature of our business,” said Kristin Peck, Chief Executive Officer of Zoetis. “We grew revenue 9% operationally, which is once again above market growth in a competitive, global sector. We also grew our adjusted net income faster than revenue, at 10% operationally."

"Looking forward, we believe this momentum sets us up for a strong 2021, even amidst ongoing COVID-19 uncertainty. We expect to continue growing revenue faster than the market in 2021 driven by continued strength in petcare; ongoing expansion in markets outside the U.S., most notably China; and acceleration of our diagnostics portfolio penetration. As a result, we are guiding to full-year operational growth of 9% to 11% in revenue," said Peck.
QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock tailored to local trends and customer needs. In the fourth quarter of 2020:

•Revenue in the U.S. segment was $952 million, an increase of 11% compared with the fourth quarter of 2019. Sales of companion animal products increased 30% driven primarily by growth in Simparica Trio®, the recently launched triple combination parasiticide for dogs, as well as the company’s key dermatology portfolio across both the Apoquel® and Cytopoint® brands. The diagnostic portfolio also contributed to growth based on the continued recovery of veterinary clinic business following the impact of social distancing restrictions earlier in the year and the acquisition of a number of regional diagnostic
2 |

reference labs in late 2019. Sales of livestock products decreased 15% in the quarter. Sales of cattle products declined as a result of an earlier fall cattle run than the same period in the prior year, supply constraints on vaccines and generic competition. Sales of both swine and poultry products also declined in the quarter due to unfavorable market conditions related to the COVID-19 pandemic.

•Revenue in the International segment was $832 million, an increase of 5% on a reported basis and an increase of 7% operationally compared with the fourth quarter of 2019. Sales of companion animal products grew 17% on a reported and operational basis. Growth resulted from increased sales across the broader in-line portfolio and with key accounts. Also contributing to growth in the quarter was the Simparica® franchise, including Simparica Trio, which was recently launched in Australia, the European Union (EU) and Canada, as well as the company’s key dermatology portfolio across both the Apoquel and Cytopoint brands. Sales of livestock products decreased 2% on a reported basis and increased 2% operationally. Sales of swine products grew in China as a result of expanding herd production in key accounts and increased biosecurity measures in the wake of African Swine Fever. In other key global swine markets, vaccine sales increased as a result of favorable market conditions including increased production and export opportunities. Growth in the company’s fish portfolio was driven primarily by increased market share for salmon vaccines and the acquisition of Fish Vet Group. The company’s cattle portfolio remained flat, while poultry product sales decreased versus the same period due to rotation programs and COVID-19 restrictions.

INVESTMENTS IN GROWTH
Zoetis continues to pave the way in the development of monoclonal antibody (mAb) therapies to treat osteoarthritis (OA) pain in dogs and cats. Since its last quarterly earnings announcement, the company received approval in the EU, Brazil, Canada and Switzerland for Librela® (bedinvetmab), the first injectable mAb licensed for alleviation of pain associated with OA in dogs. Similarly, Zoetis received approval in Switzerland for Solensia® (frunevetmab), the first injectable mAb for the treatment of pain associated with OA in cats, a condition that is vastly underdiagnosed and treated in felines today.

In other companion animal product advancements, the company gained approval in the EU for an extended claim for Cytopoint (lokivetmab), an injectable monoclonal antibody therapy for dogs. The new claim, which is already approved in the U.S., includes the treatment of pruritus associated with allergic dermatitis, in addition to the original claim of clinical manifestations of atopic dermatitis. Zoetis also expanded the geographic reach of key parasiticide products, with approvals of Simparica Trio (sarolaner, moxidectin, pyrantel chewable tablets) for dogs in Latin America and Revolution Plus® (selamectin and sarolaner topical solution) for cats in Asia.

In livestock, Zoetis received approval in the EU for CircoMax® Myco (also known as Fostera® Gold PCV MH outside of the EU), a one-shot vaccine for pigs that offers the longest lasting combined protection on the EU market against porcine circovirus type 2 (PCV2) and Mycoplasma hyopneumoniae infections. In poultry, the company expanded its line of recombinant vector vaccines with the approval
3 |

of Poulvac® Procerta™ HVT-IBD in the U.S., which provides early protection against the contemporary infectious bursal disease (IBD) viruses in chickens.
FINANCIAL GUIDANCE
Zoetis is providing full year 2021 guidance, which includes:
•Revenue between $7.400 billion to $7.550 billion
•Reported diluted EPS between $4.02 to $4.14
•Adjusted diluted EPS between $4.36 to $4.46
This guidance reflects foreign exchange rates as of late January. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review fourth quarter and full year 2020 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Feb. 16, 2021.
About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses in advancing care for animals. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes medicines, vaccines, diagnostics, technologies and services, including biodevices, genetic tests and precision livestock farming. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2020, the company generated annual revenue of $6.7 billion with approximately 11,300 employees. For more information, visit www.zoetis.com.
1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.
2 Operational basis and operational revenue growth (non-GAAP financial measures) are defined as growth excluding the impact of foreign exchange.

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; expectations regarding products, product approvals or products under development, expected timing of product launches; the impact of the coronavirus (COVID-19) pandemic and any recovery therefrom on our business, suppliers, customers
4 |

and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash and dividend payments; tax rate and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith.gaub@zoetis.com

ZTS-IR
ZTS-FIN
5 |

ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Fourth Quarter			Full Year
	2020	2019	% Change	2020	2019	% Change
Revenue	$1,807	$1,674	8	$6,675	$6,260	7
Costs and expenses:
Cost of sales	601	530	13	2,057	1,992	3
Selling, general and administrative expenses	520	472	10	1,726	1,638	5
Research and development expenses	133	132	1	463	457	1
Amortization of intangible assets	40	40	—	160	155	3
Restructuring charges and certain acquisition-related costs	3	18	(83)	25	51	(51)
Interest expense	58	56	4	231	223	4
Other (income)/deductions–net	32	(11)	*	17	(57)	*
Income before provision for taxes on income	420	437	(4)	1,996	1,801	11
Provision for taxes on income	62	53	17	360	301	20
Net income before allocation to noncontrolling interests	358	384	(7)	1,636	1,500	9
Less: Net loss attributable to noncontrolling interests	(1)	—	*	(2)	—	*
Net income attributable to Zoetis	$359	$384	(7)	$1,638	$1,500	9

Earnings per share—basic	$0.75	$0.81	(7)	$3.44	$3.14	10

Earnings per share—diluted	$0.75	$0.80	(6)	$3.42	$3.11	10

Weighted-average shares used to calculate earnings per share
Basic	475.6	476.4		475.5	478.1
Diluted	478.7	480.2		478.6	481.8

(a)    The Condensed Consolidated Statements of Income present the three and twelve months ended December 31, 2020 and 2019. Subsidiaries operating outside the U.S. are included for the three and twelve months ended November 30, 2020 and 2019.
* Calculation not meaningful.

6 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended December 31, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$601	$(2)	$—	$(15)	$584
Gross profit	1,206	2	—	15	1,223
Selling, general and administrative expenses	520	(7)	—	(2)	511
Research and development expenses	133	—	—	—	133
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	3	—	(3)	—	—
Other (income)/deductions–net	32	—	—	(22)	10
Income before provision for taxes on income	420	43	3	39	505
Provision for taxes on income	62	9	(1)	(2)	68
Net income attributable to Zoetis	359	34	4	41	438
Earnings per common share attributable to Zoetis–diluted	0.75	0.07	0.01	0.08	0.91

	Quarter Ended December 31, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$530	$(2)	$—	$(1)	$527
Gross profit	1,144	2	—	1	1,147
Selling, general and administrative expenses	472	(18)	—	(2)	452
Research and development expenses	132	(1)	—	—	131
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	18	—	(10)	(8)	—
Other (income)/deductions–net	(11)	—	—	—	(11)
Income before provision for taxes on income	437	55	10	11	513
Provision for taxes on income	53	19	1	—	73
Net income attributable to Zoetis	384	36	9	11	440
Earnings per common share attributable to Zoetis–diluted	0.80	0.08	0.02	0.02	0.92
(a)    The Condensed Consolidated Statements of Income present the quarter ended December 31, 2020 and 2019. Subsidiaries operating outside the U.S. are included for the quarter ended November 30, 2020 and 2019.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

7 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Twelve Months Ended December 31, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,057	$(8)	$—	$(19)	$2,030
Gross profit	4,618	8	—	19	4,645
Selling, general and administrative expenses	1,726	(54)	—	(13)	1,659
Research and development expenses	463	(1)	—	—	462
Amortization of intangible assets	160	(135)	—	—	25
Restructuring charges and certain acquisition-related costs	25	—	(18)	(7)	—
Other (income)/deductions–net	17	—	—	(4)	13
Income before provision for taxes on income	1,996	198	18	43	2,255
Provision for taxes on income	360	56	(1)	(2)	413
Net income attributable to Zoetis	1,638	142	19	45	1,844
Earnings per common share attributable to Zoetis–diluted	3.42	0.30	0.04	0.09	3.85

	Twelve Months Ended December 31, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,992	$(24)	$—	$(77)	$1,891
Gross profit	4,268	24	—	77	4,369
Selling, general and administrative expenses	1,638	(72)	—	(2)	1,564
Research and development expenses	457	(2)	—	—	455
Amortization of intangible assets	155	(136)	—	—	19
Restructuring charges and certain acquisition-related costs	51	—	(43)	(8)	—
Other (income)/deductions–net	(57)	—	—	20	(37)
Income before provision for taxes on income	1,801	234	43	67	2,145
Provision for taxes on income	301	78	7	4	390
Net income attributable to Zoetis	1,500	156	36	63	1,755
Earnings per common share attributable to Zoetis–diluted	3.11	0.32	0.08	0.13	3.64
(a)    The Condensed Consolidated Statements of Income present the twelve months ended December 31, 2020 and 2019. Subsidiaries operating outside the U.S. are included for the twelve months ended November 30, 2020 and 2019.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. generally accepted accounting principles (GAAP) net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

8 |

ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)
(1)    Acquisition-related costs include the following:

	Fourth Quarter		Full Year
	2020	2019	2020	2019
Integration costs(a)	$2	$5	$17	$18
Restructuring charges(b)	1	5	1	25
Total acquisition-related costs—pre-tax	3	10	18	43
Income taxes(c)	(1)	1	(1)	7
Total acquisition-related costs—net of tax	$4	$9	$19	$36
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the twelve months ended December 31, 2020, also includes a tax charge related to a remeasurement of deferred taxes resulting from the integration of acquired businesses.
(2) Certain significant items include the following:

	Fourth Quarter		Full Year
	2020	2019	2020	2019
Operational efficiency initiative(a)	$—	$—	$(18)	$(20)
Supply network strategy(b)	—	—	4	7
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	8	7	8
Certain asset impairment charges(d)	37	—	37	—
Other(e)	2	3	13	72
Total certain significant items—pre-tax	39	11	43	67
Income taxes(f)	(2)	—	(2)	4
Total certain significant items—net of tax	$41	$11	$45	$63
(a)    Represents a net gain resulting from net cash proceeds received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites, included in Other (income)/deductions-net.
(b)    Represents consulting fees, included in Cost of sales, related to cost-reduction and productivity initiatives.
(c)    Represents employee termination costs incurred as a result of the CEO transition and other cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
(d)    For the quarter and twelve months ended December 31, 2020, primarily represents asset impairment charges related to:
•Developed technology rights in our precision livestock farming and aquatic health businesses, included in Other (income)/deductions-net;
•Inventory in our precision livestock farming business, included in Cost of sales; and
•Property, plant and equipment in our precision livestock farming business, included in Other (income)/deductions-net.
(e)    For the quarter and twelve months ended December 31, 2020, primarily represents the modification of share-based compensation related to CEO transition costs, included in Selling, general and administrative expenses. For the twelve months ended December 31, 2019, represents a change in estimate related to inventory costing, included in Cost of sales.
(f)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the quarter and twelve months ended December 31, 2020, also includes a tax charge related to changes in valuation allowance related to impairments of acquired businesses.
9 |

ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$584	$527	11%	—%	11%
As a percent of revenue	32.3%	31.5%	NA	NA	NA
Adjusted SG&A expenses	511	452	13%	—%	13%
Adjusted R&D expenses	133	131	2%	2%	—%
Adjusted net income attributable to Zoetis	438	440	—%	(3)%	3%

	Full Year		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$2,030	$1,891	7%	(1)%	8%
As a percent of revenue	30.4%	30.2%	NA	NA	NA
Adjusted SG&A expenses	1,659	1,564	6%	(1)%	7%
Adjusted R&D expenses	462	455	2%	—%	2%
Adjusted net income attributable to Zoetis	1,844	1,755	5%	(5)%	10%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding U.S. GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

10 |

ZOETIS INC.
2021 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2021
Revenue	$7,400 to $7,550
Operational growth(a)	9% to 11%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 30%
Adjusted SG&A expenses(b)	$1,775 to $1,850
Adjusted R&D expenses(b)	$500 to $520
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $260
Effective tax rate on adjusted income(b)	Approximately 20%
Adjusted diluted EPS(b)	$4.36 to $4.46
Adjusted net income(b)	$2,080 to $2,130
Operational growth(a)(c)	9% to 12%
Certain significant items and acquisition-related costs(d)	$15 - $25

The guidance reflects foreign exchange rates as of late January 2021.
Reconciliations of 2021 reported guidance to 2021 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 30.3%	~ (0.2%)	~ (0.1%)	~ 30%
SG&A expenses	$1,820 to $1,895		~ $(45)	$1,775 to $1,850
R&D expenses	$501 to $521		~ $(1)	$500 to $520
Interest expense and other (income)/deductions	~ $260			~ $260
Effective tax rate	~ 20%			~ 20%
Diluted EPS	$4.02 to $4.14	$0.03 to $0.05	~ $0.29	$4.36 to $4.46
Net income attributable to Zoetis	$1,915 to $1,975	$15 to $25	~ $140	$2,080 to $2,130
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.

11 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$978	$784	25%	—%	25%
Livestock	806	868	(7)%	(2)%	(5)%
Contract Manufacturing & Human Health	23	22	5%	6%	(1)%
Total Revenue	$1,807	$1,674	8%	(1)%	9%

U.S.
Companion Animal	$634	$489	30%	—%	30%
Livestock	318	372	(15)%	—%	(15)%
Total U.S. Revenue	$952	$861	11%	—%	11%

International
Companion Animal	$344	$295	17%	—%	17%
Livestock	488	496	(2)%	(4)%	2%
Total International Revenue	$832	$791	5%	(2)%	7%

Companion Animal:
Dogs and Cats	$913	$719	27%	—%	27%
Horses	65	65	—%	—%	—%
Total Companion Animal Revenue	$978	$784	25%	—%	25%

Livestock:
Cattle	$451	$506	(11)%	(3)%	(8)%
Swine	167	162	3%	—%	3%
Poultry	125	142	(12)%	(2)%	(10)%
Fish	47	44	7%	—%	7%
Sheep and other	16	14	14%	1%	13%
Total Livestock Revenue	$806	$868	(7)%	(2)%	(5)%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Full Year		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$3,652	$3,145	16%	(1)%	17%
Livestock	2,940	3,030	(3)%	(3)%	—%
Contract Manufacturing & Human Health	83	85	(2)%	1%	(3)%
Total Revenue	$6,675	$6,260	7%	(2)%	9%

U.S.
Companion Animal	$2,391	$1,984	21%	—%	21%
Livestock	1,166	1,219	(4)%	—%	(4)%
Total U.S. Revenue	$3,557	$3,203	11%	—%	11%

International
Companion Animal	$1,261	$1,161	9%	(3)%	12%
Livestock	1,774	1,811	(2)%	(5)%	3%
Total International Revenue	$3,035	$2,972	2%	(5)%	7%

Companion Animal:
Dogs and Cats	3,437	2,950	17%	(1)%	18%
Horses	215	195	10%	(1)%	11%
Total Companion Animal Revenue	$3,652	$3,145	16%	(1)%	17%

Livestock:
Cattle	$1,558	$1,654	(6)%	(4)%	(2)%
Swine	621	611	2%	(2)%	4%
Poultry	537	559	(4)%	(3)%	(1)%
Fish	148	134	10%	(3)%	13%
Sheep and other	76	72	6%	(2)%	8%
Total Livestock Revenue	$2,940	$3,030	(3)%	(3)%	—%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2020	2019	Total	Foreign Exchange	Operational(a)
Total International	$832.8	$791.6	5%	(2)%	7%
Australia	53.4	46.4	15%	6%	9%
Brazil	77.0	86.9	(11)%	(29)%	18%
Canada	66.1	64.9	2%	—%	2%
Chile	28.3	26.5	7%	(3)%	10%
China	68.0	44.4	53%	8%	45%
France	35.3	33.7	5%	7%	(2)%
Germany	46.5	42.6	9%	7%	2%
Italy	27.8	30.1	(8)%	6%	(14)%
Japan	43.9	40.5	8%	3%	5%
Mexico	32.2	29.4	10%	(9)%	19%
Spain	29.5	28.2	5%	8%	(3)%
United Kingdom	52.5	52.7	—%	4%	(4)%
Other Developed	105.9	100.7	5%	4%	1%
Other Emerging	166.4	164.6	1%	(6)%	7%

	Full Year		% Change
	2020	2019	Total	Foreign Exchange	Operational(a)
Total International	$3,035.4	$2,972.2	2%	(5)%	7%
Australia	207.2	195.9	6%	(2)%	8%
Brazil	258.3	293.0	(12)%	(26)%	14%
Canada	209.8	206.4	2%	(1)%	3%
Chile	100.1	90.9	10%	(5)%	15%
China	265.7	200.1	33%	(1)%	34%
France	117.7	116.7	1%	1%	—%
Germany	158.6	153.3	3%	1%	2%
Italy	90.5	112.0	(19)%	1%	(20)%
Japan	177.2	158.1	12%	2%	10%
Mexico	115.8	116.6	(1)%	(10)%	9%
Spain	112.2	114.4	(2)%	1%	(3)%
United Kingdom	177.9	198.1	(10)%	1%	(11)%
Other Developed	388.2	370.1	5%	—%	5%
Other Emerging	656.2	646.6	1%	(7)%	8%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Fourth Quarter		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$952	$861	11%	—%	11%
Cost of sales	194	187	4%	—%	4%
Gross profit	758	674	12%	—%	12%
Gross margin	79.6%	78.3%
Operating expenses	184	176	5%	—%	5%
Other (income)/deductions-net	3	—	*	*	*
U.S. Earnings	$571	$498	15%	—%	15%

International:
Revenue	$832	$791	5%	(2)%	7%
Cost of sales	274	263	4%	(6)%	10%
Gross profit	558	528	6%	—%	6%
Gross margin	67.1%	66.8%
Operating expenses	146	148	(1)%	—%	(1)%
Other (income)/deductions-net	6	—	*	*	*
International Earnings	$406	$380	7%	—%	7%

Total Reportable Segments	$977	$878	11%	—%	11%

Other business activities(c)	(108)	(102)	6%
Reconciling Items:
Corporate(d)	(261)	(195)	34%
Purchase accounting adjustments(e)	(43)	(55)	(22)%
Acquisition-related costs(f)	(3)	(10)	(70)%
Certain significant items(g)	(39)	(11)	*
Other unallocated(h)	(103)	(68)	51%
Total Earnings(i)	$420	$437	(4)%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing and human health businesses.
(d)     Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly-acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges and restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Full Year		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,557	$3,203	11%	—%	11%
Cost of sales	709	655	8%	—%	8%
Gross profit	2,848	2,548	12%	—%	12%
Gross margin	80.1%	79.6%
Operating expenses	602	543	11%	—%	11%
Other (income)/deductions-net	7	—	*	*	*
U.S. Earnings	$2,239	$2,005	12%	—%	12%

International:
Revenue	$3,035	$2,972	2%	(5)%	7%
Cost of sales	971	925	5%	(4)%	9%
Gross profit	2,064	2,047	1%	(4)%	5%
Gross margin	68.0%	68.9%
Operating expenses	510	560	(9)%	(4)%	(5)%
Other (income)/deductions-net	7	—	*	*	*
International Earnings	$1,547	$1,487	4%	(5)%	9%

Total Reportable Segments	$3,786	$3,492	8%	(3)%	11%

Other business activities(c)	(372)	(348)	7%
Reconciling Items:
Corporate(d)	(820)	(707)	16%
Purchase accounting adjustments(e)	(198)	(234)	(15)%
Acquisition-related costs(f)	(18)	(43)	(58)%
Certain significant items(g)	(43)	(67)	(36)%
Other unallocated(h)	(339)	(292)	16%
Total Earnings(i)	$1,996	$1,801	11%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing and human health businesses.
(d)     Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly-acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
16 |